                                                                   EXHIBIT 10.9

Confidential Treatment. The portions of this exhibit that have been replaced with "[*****]" have been filed separately with the Securities and Exchange Commission and are the subject of an application for confidential treatment.

                            PATENT LICENSE AGREEMENT

                ERICSSON INC. and CENTURION INTERNATIONAL, INC.

           This AGREEMENT is made by and between Ericsson Inc., a corporation of Delaware, which has a place of business at Mountain View Road, Lynchburg, VA 24502 (hereinafter referred to as "ERICSSON"), and Centurion International, Inc. which has a place of business at 3425 North 44th Street, Lincoln, NE 68504 (hereinafter referred to as "LICENSEE").

           WHEREAS, ERICSSON represents that it is the owner of the LICENSED PATENT (as defined in Article I hereof) and has the right to grant licenses thereunder, and

           WHEREAS, LICENSEE desires to obtain from ERICSSON a non-exclusive, royalty-bearing license under the LICENSE PATENT to make, use and sell or otherwise dispose of, PRODUCTS as defined hereinafter, and

           WHEREAS, ERICSSON is willing to grant the same on the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants of this AGREEMENT, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

For purposes of this Agreement:

1.1        "LICENSED PATENTS" means:
           (a) United States Patent No. 4,709,201 issued to Schaefer on November 24, 1987 for "PORTABLE RADIO BATTERY PACK WITH ON-OFF SWITCH"; and
           (b) United States Patent No. Des. 320,379 issued to Cullbertson on October 1, 1991 for "BATTERY FOR A PORTABLE RADIO"; and
           (c) United States Patent No. Des. 320,974 issued to Cullbertson on October 22, 1991 for "BATTERY FOR A PORTABLE RADIO"; and
           (d) United States Patent No. Des. 301,228 issued to Cullbertson on May 23, 1989 for "BATTERY FOR A PORTABLE RADIO"; and
           (e) United States Patent No. Des. 300,132 issued to Cullbertson on March 7, 1989 for "BATTERY FOR A PORTABLE RADIO"; and
           (f) United States Patent No. Des. 310,813 issued to Cullbertson on September 25, 1990 for "BATTERY FOR A PORTABLE RADIO";
           which are assigned to Ericsson Inc.; and any reissues, divisions, extensions, continuations or foreign equivalents thereof.


1.2 "PRODUCT(S)" means any item or components thereof, made, used or sold by LICENSEE, and covered by any claim of the LICENSED PATENTS during the respective terms thereof including any products which employ or practice the METHODS.

1.3 "METHOD" or "METHODS" means any process or techniques practiced by LICENSEE or LICENSEE'S customers, and covered by any claim of the LICENSED PATENTS during the respective terms thereof.

1.4 "IMPROVEMENTS" means any modification upon PRODUCTS or METHODS including any invention made during the life of this AGREEMENT, and any part, or a combination of parts, or a method of using of manufacturing either of the foregoing.

1.5 "Sell" or "sold" or "selling" or "sale" or any similar word used in this AGREEMENT includes the expression "otherwise disposed of" and means the delivery of PRODUCTS by LICENSEE to others regardless of the basis for compensation, if any, including lease, rent or similar transaction, whether as an individual item or as a component or constituent of other products; and the putting into use of PRODUCTS by LICENSEE for any purpose other than routine testing thereof.

1.6 "TECHNICAL INFORMATION" means technical information relating to a portable radio battery pack with an on-off switch, related devices and protocols including, but not limited to: Inventions; know-how; drawings; plans; product, process and equipment specifications; operation and control instructions; and software.

1.7 "TECHNICAL INFORMATION of ERICSSON" means TECHNICAL INFORMATION to the extent developed for or by ERICSSON, and which ERICSSON has the right to provide without payment of compensation to others.

1.8 "TECHNICAL INFORMATION of LICENSEE" means all TECHNICAL INFORMATION of LICENSEE relating to METHODS and PRODUCTS invented, designed, developed, manufactured, or used for or in the manufacture or use of PRODUCTS to the extent available to and developed by or for LICENSEE during the life of this AGREEMENT, and which LICENSEE has the right to provide without payment of compensation to others.

                                   ARTICLE II
                              LICENSES AND RELEASES

2.1 ERICSSON hereby grants and agrees to grant to LICENSEE and LICENSEE hereby accepts a nonassignable, non-exclusive, royalty bearing license under the LICENSED PATENTS to make, have made, use, and sell, PRODUCTS throughout the world provided, however, that LICENSEE shall have no right under the license granted in this Section 2.1 to sell any PRODUCTS which are Factory Mutual certified or CSA A+B certified. Unless sooner terminated in accordance with the provisions of this AGREEMENT, such grant shall continue until expiration of LICENSED PATENTS, or any reissue, extension, divisional or continuations thereof.

2.2 As part consideration for the licenses granted in 2.1, LICENSEE hereby grants and agrees to grant to ERICSSON and its parent and subsidiaries a non-exclusive, royalty-free irrevocable license to make, have made, use and sell throughout the world said developments or IMPROVEMENTS relating to METHODS and PRODUCTS and all patents of all countries covering such IMPROVEMENTS.

2.3 The licenses granted by ERICSSON to LICENSEE under this Article II do not include any right to sublicense others.

2.4 No rights are granted or implied by this AGREEMENT under any United States patents for any purpose whatsoever, except those specifically granted under the foregoing provisions of this ARTICLE II, and no rights are granted or implied by this AGREEMENT under any patent of any foreign country except as otherwise provided in this ARTICLE II.

2.5 Nothing contained in this AGREEMENT shall be construed as creating a joint venture, partnership or similar arrangement between the parties.

2.6 Nothing contained in this AGREEMENT shall be construed as preventing or restricting either party from manufacturing, using, or selling any product in any country or territory, it being understood, however, that no rights under any patents or information are granted hereunder, either expressly or by implication, for any purpose whatsoever, except those specifically granted under the foregoing provisions of this ARTICLE II.

                                   ARTICLE III
                        ROYALTIES, PAYMENTS, AND REPORTS

3.1 LICENSEE agrees to pay royalties at the rate provided for in Paragraph 3.5 on all PRODUCTS; provided, however, that the obligation to pay the royalties due on the LICENSED PATENT shall terminate as to the LICENSED PATENT on the date of an "irrevocable judgment," as defined in ARTICLE X, if all claims of the LICENSED PATENT which apply to the PRODUCT or METHOD are found invalid or unenforceable, except that the royalties accrued thereunder, but not paid prior to such date of irrevocable judgment, shall be payable with the next report submitted by LICENSEE under the provisions of Paragraph 3.4.

3.2 Under this AGREEMENT, PRODUCTS shall be considered sold when billed out or otherwise disposed of, except that, upon the expiration of the LICENSED PATENT or upon any termination of this AGREEMENT as set out in ARTICLE VI hereof, all PRODUCTS made on or prior to the date of such expiration or termination which have not been billed out or otherwise disposed of prior thereto shall be considered as sold and therefore subject to royalty payment under Paragraph 3.5.

3.3 If PRODUCTS are sold in a non-arm's length transaction or without compensation therefor in money, the "selling price," for the purpose of calculating the compensation to be paid under Paragraph 3.1 for such sales, shall not be less than the LICENSEE's selling price at which such PRODUCTS have been or currently are or would be sold in arm's length transactions in the ordinary course of business.

3.4        LICENSEE agrees to make written reports to ERICSSON within thirty
           (30) days after each calendar quarter during the life of this AGREEMENT, stating in each such report the number of PRODUCTS sold, the identification of each PRODUCT sold by LICENSEE during the preceding three (3) calendar months and the royalty then due and payable under Paragraph 3.5. This report shall be submitted even if no sales were made during the current reporting period. The first such report shall not be due until the first quarter after the effective date of this AGREEMENT and shall include all PRODUCTS sold during the period between the effective date of this AGREEMENT and the first quarter. The obligation to make these reports shall terminate as of the date of expiration of the last to expire of the LICENSED PATENTS or the date of an irrevocable judgment as defined in Article X, except as to PRODUCTS sold thereunder, but not reported prior to such date of expiration or irrevocable judgment.

3.5 Concurrently with the making of each such report required under Paragraph 3.4, LICENSEE agrees to pay royalties to ERICSSON on PRODUCTS included therein at the rate of $[*****] per PRODUCT sold for the license under Paragraph 2.1.

3.6 All payments to be made by LICENSEE under Paragraph 3.5 shall be considered due with the reports under Paragraph 3.4. In the event that any payment of royalties due from LICENSEE under this AGREEMENT is for any reason not paid when due and becomes overdue beyond the due date thereof. LICENSEE shall pay to ERICSSON interest on such overdue payment during a period commencing from such due date until the date that such overdue payment is actually made to ERICSSON, the rate of interest being equal to three percent (3%) above the highest commercial prime rate of the First National City Bank, 55 Wall Street, New York City, New York, in effect on the date the payment first became due.

3.7 In order to ensure to the LICENSOR the full royalty payments contemplated hereunder, the LICENSEE agrees that, in the event any PRODUCTS shall be sold (1) to a corporation, firm, or association which, or individual who, shall own a controlling interest in the LICENSEE by stock ownership or otherwise, or (2) to a corporation, firm, or association in which the LICENSEE or stockholders of the LICENSEE, or any subsidiary company of the LICENSEE shall own, directly or indirectly, a controlling interest by stock ownership or otherwise, or (3) to a corporation, firm, or association with which, or individual with whom the LICENSEE or its stockholders or subsidiary companies shall have any agreement, understanding, or arrangement (such as, among other things, an option to purchase stock, or an arrangement involving a division of profits or special rebates or allowances) without which agreement, understanding, or arrangement, prices paid by such corporation, firm, association, or individual for the PRODUCTS would be higher than the net selling price reported by the LICENSEE, or if such agreement, understanding, or arrangement results in extending to such corporation, firm, association, or individual lower prices for PRODUCTS than those charged to outside concerns buying similar merchandise in similar amounts and under similar

           ****[CONFIDENTIAL]
           conditions, then, and in any of such events, the royalties to be paid hereunder in respect of such PRODUCTS shall be based upon the price at which the purchaser of PRODUCTS so sold resells such PRODUCTS, rather than upon the selling price of the LICENSEE; provided, however, that the LICENSEE shall not be obligated under the foregoing to pay a royalty based upon selling prices in excess of the standard price at which it or any of the organizations or individuals associated with it as specified in this section shall sell such PRODUCTS to any wholly independent jobber or distributor.

                                   ARTICLE IV
                         DISCLAIMER OF RESPONSIBILITIES

4.1 For the purposes of this ARTICLE IV the term "ERICSSON" includes ERICSSON, its parent and its subsidiary and affiliated companies (as presently or hereafter constituted) and each of them and their directors, officers, agents and employees.

4.2 ERICSSON makes no express warranty or representation, and no warranty shall by implied, and ERICSSON assumes no responsibility or obligation toward LICENSEE regarding the following:

           a. Freedom of PRODUCTS, METHODS, or goods or services of whatsoever kind from infringement of any proprietary rights, including patents, of third parties.

           b. The performance, design, operability, safety, functional effectiveness or marketability of PRODUCTS or any product manufactured or service provided by LICENSEE.

           c. The adequacy, accuracy, interpretation or usefulness of any TECHNICAL INFORMATION of ERICSSON furnished to or obtained by other means by LICENSEE.

4.3 THE TECHNICAL INFORMATION AND LICENSES PROVIDED UNDER THIS AGREEMENT ARE PROVIDED WITHOUT WARRANTY OF ANY KIND, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

4.4        ERICSSON shall not be liable, either directly or as an indemnitor:

           a. For any liabilities, demands, expenses or damages, including special or consequential damages, incurred by LICENSEE; or

           b. For any claim of recourse on account of claims against LICENSEE made by third parties, or for defending LICENSEE against such claims arising out of or resulting from the manufacture, use, or sale of PRODUCTS or any products or services by LICENSEE;

           c. LICENSEE agrees to hold ERICSSON harmless from and indemnify ERICSSON against any and all liabilities, demands, expenses or damages arising out of or resulting from any claims brought by anyone not a party to this AGREEMENT in connection with the use of ERICSSON TECHNICAL INFORMATION or other information furnished by ERICSSON or in the manufacture, use, or sale of PRODUCTS or any products or services by LICENSEE.

4.5 As used herein "damages" include loss, injury, damage or loss of use, as well as "special or consequential damages" which include damages for loss of anticipated profits, loss of or loss of use of revenue, losses by reason of plaint shutdown or slowdown, cost of capital, claims of customers, or other similar claims. The provisions of this ARTICLE IV relating to limitation of or protection against liability shall apply regardless of fault (of whatever degree) and to the full extent permitted by law.

4.6 Nothing in this AGREEMENT shall be construed as an obligation on the part of ERICSSON to bring or prosecute actions or suits against third parties for infringement of any of the LICENSED PATENTS. Licensee agrees to notify ERICSSON of any potential or actual infringement by a third party of any of the Licensed Patents, and shall provide ERICSSON with available evidence of such infringement.


                                    ARTICLE V
                               KEEPING OF RECORDS


           During the term of this AGREEMENT and for one year thereafter, LICENSEE agrees to keep records showing the sale of PRODUCTS in sufficient detail to enable the amount of royalty to be paid by LICENSEE under Paragraph
3.5 hereof to be determined, and further agrees to permit its requisite books and records to be examined from time to time to the extent necessary to verify the reports provided for in Paragraph 3.4 hereof, such examination to be made at the expense of ERICSSON by an auditor appointed by ERICSSON who shall be acceptable to LICENSEE, or at the option and sole expense of LICENSEE by an independent certified public accountant appointed by ERICSSON. Not more than one audit shall be required of LICENSEE within any calendar year.


                                   ARTICLE VI
                              TERM AND TERMINATION


6.1 This AGREEMENT shall be effective as of the date of the last signature at the end hereof.

6.2 If LICENSEE shall at any time commit any breach of any covenant or agreement herein contained, and shall fail to remedy any such default or breach within thirty (30) days after written notice thereof by ERICSSON, ERICSSON may, at its option, terminate this AGREEMENT and the license granted herein by notice in writing to such effect. Upon the AGREEMENT being terminated due to LICENSEE's breach, LICENSEE shall be liable to reimburse ERICSSON for all costs and expenses ERICSSON incurs as a result of any action brought with respect to such breach of the AGREEMENT.

6.3 Unless previously terminated in accordance with the provisions of this ARTICLE VI, this AGREEMENT shall run for a period of three (3) years from the Effective Date of this

           AGREEMENT. If prior to expiration, LICENSEE gives ERICSSON timely written notice of its desire to renew this AGREEMENT, ERICSSON agrees to negotiate a renewal with LICENSEE in good faith and on reasonable terms.

6.4 LICENSEE shall have the right to terminate the licenses granted herein under the LICENSED PATENT and TECHNICAL INFORMATION of ERICSSON by written notice to ERICSSON at least thirty (30) days prior to the date such termination is to take effect, but the other rights granted herein to ERICSSON shall remain in full force and effect.

6.5 In case of the happening of any of the following events this AGREEMENT shall automatically terminate effective immediately:

           a.   LICENSEE shall:

                (i) Apply for consent to the appointment of a receiver or trustee of LICENSEE or any of its properties or assets;
                (ii) Make a general assignment for the benefit of creditors;
                (iii)     Be adjudicated as bankrupt or insolvent; or
                (iv) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegation or a petition filed against it in any proceeding under any such law, or if an affirmative vote shall be taken by the shareholders of LICENSEE for the purpose of effecting any of the foregoing:

           b. The shareholders of the LICENSEE resolve to discuss and liquidate LICENSEE; or

           c. An order, judgment or decree shall be entered, without the application, approval or consent of LICENSEE by any court of competent jurisdiction, approving a petition seeking reorganization of LICENSEE or of all or a substantial part of the properties or assets thereof, or appointing a receive, trustee or liquidator thereof and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

6.6 Any termination of this AGREEMENT hereunder shall not relieve LICENSEE from its obligations under ARTICLE III hereof to make a terminal report or from its liability for payment of royalties on PRODUCTS sold hereunder prior to the date of such termination, and shall not prejudice the right of ERICSSON to recover any royalty or interest due or accrued at the time of such termination and shall not prejudice any cause of action or claim of ERICSSON accrued or to accrue on account of any breach or default by LICENSEE in accordance with the provisions of ARTICLE V hereof.

6.7 Any termination of this AGREEMENT hereunder shall not prejudice the right of ERICSSON to conduct a final audit of the books and records of LICENSEE in accordance with the provisions of ARTICLE V hereof.

6.8 In case royalties paid do not aggregate a minimum of [*****] by the year ending December 31, 2000, the LICENSOR may at its option terminate this AGREEMENT and the license granted to LICENSEE by thirty (30) days notice in writing to the LICENSEE, unless the LICENSEE shall within thirty (30) days from receipt of such notice pay the LICENSOR such additional sum as may be necessary to bring the aggregate payment up to the specified minimum.

6.9        The following shall survive any termination of this Agreement:
           Articles IV and VIII.


                                   ARTICLE VII
                     TRANSFERABILITY OF RIGHTS AND LICENSES

7.1 The obligations of LICENSEE hereunder, including the Obligations to make reports and pay royalties, shall run in favor of the successors, assigns, or other legal representatives of ERICSSON.

7.2 LICENSEE's rights under this AGREEMENT and the license herein granted shall pass to any assigns for the benefit of the creditors of LICENSEE and to any receiver of its assets, or to any person or corporation succeeding to its entire business and good will in PRODUCTS as the result of sale, consolidation, reorganization, or otherwise; provided any such assignee, receiver, person or corporation shall, without delay, accept in writing the provisions of this AGREEMENT and agree to become in all respects bound thereby in the place and stead of LICENSEE; but shall not otherwise be transferred without the written consent of ERICSSON.


                                  ARTICLE VIII
                                 CONFIDENTIALITY

8.1 All TECHNICAL INFORMATION which is provided by either party hereunder shall be and remain the property of the Disclosing Party, and the Receiving Party hereby agrees to maintain such TECHNICAL INFORMATION confidential for a period of ten (10) years from the date of receipt. TECHNICAL INFORMATION shall include information disclosed to the Receiving Party hereunder, whether disclosed orally, visually or in writing.

8.2 The Receiving Party shall take reasonable steps to protect in confidence such TECHNICAL INFORMATION and shall disclose such TECHNICAL INFORMATION only to those of its employees who have a "need to know" such information in order to perform the purposes of this AGREEMENT. As a minimum, the Receiving Party will use the same degree of care as it uses to protect its own information of a similar nature,



           ****[CONFIDENTIAL]
           but no less than reasonable care, to prevent disclosure of the TECHNICAL INFORMATION to others.

8.3 The TECHNICAL INFORMATION shall be used solely for the purposes stated in this AGREEMENT. No other use, disclosure or copying of TECHNICAL INFORMATION is authorized without prior written consent of the Disclosing Party. All TECHNICAL INFORMATION submitted to the U.S. Government with such prior consent must bear an appropriate limited or restricted rights legend, such as contained in DOD FAR Supplement 52.227-7013.

8.4 The obligations of confidentiality with respect to TECHNICAL INFORMATION as set forth in this AGREEMENT, are not applicable if the same or similar information:

           (a) as shown by written records, was known or available to the receiving Party prior to receipt from the Disclosing Party; or

           (b) becomes known or available to the Receiving Party from a third Party having the right to disclose such information; or

           (c) as shown by written records is independently developed by the Receiving Party, or

           (d) is or becomes part of the general public knowledge or literature otherwise than as a consequence of breach of obligations under this AGREEMENT; or

           (e) is provided by the Disclosing Party to a third party, except the Government of the U.S., without restrictions as to disclosure or use of the kind provided for by this AGREEMENT, or

           (f) is disclosed pursuant to judicial action and no suitable protective order, or equivalent is available.


                                   ARTICLE IX
                                     NOTICES

           Any reports, payment, disclosures or notices required by LICENSEE in this AGREEMENT shall be given in writing and shall be effective when either (1) served by personal delivery or (2) deposited, postage prepaid in the United States Registered or Certified Mails addressed to tho parties respectively at the following addresses:


           If to ERICSSON:
           Ericsson Inc.
           Mountain View Road
           Lynchburg, Virginia 24502
           Attn: Manager, General Accounting

           With copies of all documentation to:
           Ericsson Inc.
           Mountain View Road
           Lynchburg, VA 24502
           Attn: Manager, Strategic Product Alliances

           Tel: (804) 592-7308
           Fax: (804) 592-6387

           If to LICENSEE
           Centurion International, Inc.
           3425 North 44"Street
           Lincoln, NE 68504
           Attn: Mark Cockson
           Tel: (402) 474-1344
           Fax: (402) 465-1485

or to such other address or addresses as ERICSSON or LICENSEE, respectively, may later designate by written notice to the other.


                                    ARTICLE X
                                    JUDGMENTS

           If, in any proceeding in which the validity or infringement of any claim of the LICENSED PATENTS is in issue, a judgment or decree is entered which becomes not further reviewable through the exhaustion of all permissible applications for rehearing or review by a superior tribunal, or through the expiration of the time permitted for such applications (hereinabove and hereinafter referred to as "Irrevocable judgment"), the construction placed upon any such claim by any such Irrevocable judgment shall be thereafter below not only as to such claim but as to all claims to which such construction applies, with respect to acts occurring thereafter, and, if such irrevocable judgment holds ant claim invalid, LICENSEE shall be relieved thereafter from including in its reports hereunder PRODUCTS sold thereafter where there is royalty liability only by reason of such claim or any other claim in which such irrevocable judgment is applicable, and from the performance of those other acts which may be required by this AGREEMENT only because of any such claim; provided, however, that if there are two or more conflicting irrevocable judgments with respect to the same claim, the decision of the higher tribunal shall be followed thereafter, but if the tribunals be of equal dignity, then the decision more favorable to the claim shall be followed until the less favorable decision has been followed by the irrevocable judgment of another tribunal of at least equal dignity.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1 Any failure by either Party to enforce any of the provisions of this AGREEMENT or to require at any time performance by the other party of any of the provisions hereof, shall in no way affect the validity of this AGREEMENT or any part hereof, or the right of either Party thereafter to enforce each and every such provision.

11.2 Notwithstanding the fact that LICENSEE may from time to time be designated as an ERICSSON licensee under the LICENSED PATENTS, the relationship between LICENSEE and ERICSSON shall be as stated in this AGREEMENT, LICENSEE, its employees, its agents, subsidiaries, and affiliates are in no way the legal representatives or agents of ERICSSON for any purpose whatsoever and have no right or authority to assume or create, in writing cr otherwise, any obligation of any kind express or implied in the name of, or on behalf of ERICSSON.

11.3 Except as expressly provided in this AGREEMENT, the rights and obligations herein contained are not for the benefit of any third party.

11.4 The parties hereto agree that the terms and conditions contained in this Agreement shall not be disclosed to any third party, without the occurrence of the other party hereto.

11.5 LICENSEE agrees to not use the trademarks or trade names of ERICSSON, except as specifically agreed in writing by ERICSSON.

11.6 This AGREEMENT shall be construed and the legal relations between the Parties hereto shall be determined in accordance with the law of the State of Texas, U.S.A.


                                  ARTICLE XII
                          MARKING OF LICENSED PRODUCTS

           LICENSEE agrees to legibly mark all LICENSED PRODUCTS with the LICENSED PATENT numbers or with such other patent numbers provided by ERICSSON within a reasonable time after such notice of patent numbers. If ERICSSON determines that it is not feasible to mark certain LICENSED PRODUCTS with the patent numbers due to the physical size of the LICENSED PRODUCTS, LICENSEE agrees to mark the packaging or other materials associated with the LICENSED PRODUCTS in a manner to be specified by ERICSSON.



                                  ARTICLE XIII
                                  INTEGRATION

           This AGREEMENT constitutes the entire understanding and agreement between the Parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and representation in respect thereto and may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of each of the parties hereto.

           IN WITNESS WHEREOF. each cf the Parties hereto has caused this AGREEMENT to be executed in duplicate originals by their respective duly authorized officers or representatives.


ERICSSON INC.

By: /s/ JERRY G. KENDRICK
   -----------------------
           Name: Jerry G. Kendrick
           Title: Director Strategic Alliances
           Date: 12 October 1998


CENTURION INTERNATIONAL, INC.

By: /s/ MARK G. COCKSON
   ---------------------
           Name: Mark G. Cockson
           Title: Director, Marketing and Strategic Business Development
           Date: 1 October 1998